FOR IMMEDIATE RELEASE
                                                         ---------------------
                                                               October 3, 1997
                                                               ---------------

                    POINT WEST CAPITAL CORPORATION ANNOUNCES
                    ----------------------------------------
                           FILING OF AMENDED COMPLAINT
                           ---------------------------


         SAN  FRANCISCO  --  (October 3, 1997)  Point West  Capital  Corporation
(PWCC) today reported that an amended complaint has been filed in connection with the federal securities law purported class action lawsuit filed against the Company and its executive officers and directors last December. The Company had announced in August 1997 that the initial complaint had been dismissed in July 1997, but that the court had given the plaintiffs permission to file an amended complaint. A state securities law purported class action lawsuit is also pending.


(KEYWORD CALIFORNIA AND INDUSTRY KEYWORD: SPECIALTY FINANCE EARNINGS).

CONTACTS:   POINT WEST CAPITAL CORPORATION, SAN FRANCISCO.
                        Alan B. Perper, 415/394-9467